Email Subject: **Argentina Rising: Gaucho Holdings Emerges with $43M Portfolio**

Hidden Preheader: **As we emerge from Chapter 11, valuations confirm the strength of our portfolio—and the timing couldn't be better.**

GAUCHO GROUP HOLDINGS, INC.

GAUCHO BUENOS AIRES | ALGODON MANSION BUENOS AIRES | ALGODON WINE ESTATES WELLNESS RESORT | ALGODON WINE ESTATES PRIVATE ESTANCIAS | ALGODON FINE WINES SAN RAFAEL, MENDOZA



May 13, 2025

Dear Stockholders,

⚠️ **We urge you to read the following. The dynamics unfolding on the ground in Argentina are moving faster than we could have predicted. The implications for Gaucho Holdings in the years ahead are significant, and powerful.**

Argentina continues to capture global attention as a nation undergoing rapid transformation—economically, geopolitically, and in investor sentiment. At Gaucho Holdings, we are excited to be emerging from Chapter 11 on June 2, 2025, with our core assets fully preserved and our balance sheet improving. We are now preparing to uplist to a national exchange, positioning ourselves to benefit from the rising global interest in Argentina—an opportunity we've been anticipating for more than a decade. Yes, we were too early—but our contrarian play is now starting to prove itself, **as the world finally begins to see the value we identified more than a decade ago**.

Recently, CNBC named Argentina one of only three emerging markets with a "great investment story" for 2025, citing its sweeping reforms and growing global alignment. The network further reported that Argentina could be primed for significant gains ahead, highlighting the impact of tightening fiscal policies, improved access to capital, and increasing international confidence. After years of disciplined positioning, we are emerging into the spotlight just as Argentina steps into its own.


Morgan Stanley

Renewed Investor Confidence

Global financial institutions are quickly reassessing Argentina's outlook, with Morgan Stanley and other major brokerage firms expressing growing optimism. Key drivers include:

- Economic Reforms: President Javier Milei's aggressive fiscal overhaul—marked by public spending cuts, deregulation, and currency market interventions—has helped drive down inflation and deliver Argentina's first quarterly fiscal surplus in over a decade.

- Market Performance: The S&P Merval Index has surged, reflecting growing confidence in Argentina's economic trajectory.

- Investment Recommendations:

  >Morgan Stanley has recommended Argentine sovereign bonds, anticipating continued gains from economic stabilization.

  >The firm also raised its price target for YPF S.A. to $24, citing strong profitability prospects.

- Global Outlook: Argentina is now viewed as a standout among frontier and emerging markets, with Morgan Stanley suggesting the country offers some of the most compelling investment opportunities globally, while still advising caution around traditional risks like currency volatility and political uncertainty.



GAUCHO HOLDINGS: EMERGING STRONGER, JUST AS ARGENTINA STEPS INTO THE SPOTLIGHT.

Updated Portfolio Valuation

As you may remember, we engaged an independent third-party appraisal firm to conduct updated valuations across all of our real estate holdings. While some asset values came in slightly below our internal expectations and others exceeded them, the consolidated results reflect a **total portfolio value of approximately USD 43 million**. Notably, analysts are projecting real estate price increases of up to 20% before the end of the year, as liquidity returns to the market—a trend we explore further in the section below.

Our core real estate assets include:

- **Algodon Mansion**, our luxury boutique hotel in Buenos Aires

- **Algodon Wine Estates**, our 4,138-acre luxury vineyard and real estate development in San Rafael, Mendoza, which also includes our recently expanded 500,000-liter-capacity winery. Following record-breaking wine sales in 2024 and Q1 2025, we've sold through nearly all of our previous inventory. As a result, this year's harvest was scaled up to meet demand—we produced as much wine as the facility could accommodate, including after acquiring 50 additional French oak barrels. Today, every stainless steel tank and barrel is filled to capacity, positioning us to meet what we expect will be another record-breaking sales year, as demand for our wines remains strong.

- **Multiple properties in San Rafael and Córdoba**, held for both development and income-generating potential

Interestingly, just weeks after the independent appraisal process, we received an unsolicited offer of USD 600,000 for our Córdoba property—previously valued at USD 500,000—highlighting both the 20% premium and the rapidly strengthening interest and liquidity in regional real estate markets.

In 2025, Argentine banks are projected to issue approximately USD 3 billion in mortgage loans—a dramatic resurgence after years of near-inaccessibility. We expect this trend to continue into 2026 and beyond—and over the course of the next several years to meet or exceed USD 20 billion. The implications are significant: an entire country that has been largely deprived of borrowing power is now regaining access to credit, with **the potential to fuel a broad-based rise in real estate prices**. We are excited to see how this momentum builds—and encourage you to stay tuned, as we expect to share additional updates on the evolving mortgage market in short order.


PIMA

OUR PORTFOLIO OF REAL ESTATE AND DEVELOPMENT ASSETS HAS BEEN INDEPENDENTLY VALUED AT APPROXIMATELY USD 43 MILLION.

Strengthening Economic Indicators and Growing Global Confidence

In a dramatic turn from history, the world is now looking positively toward Argentina—with international institutions and financial leaders not only recognizing the country's progress, but actively recommending it as an emerging market to watch. What was once considered a high-risk outlier is now gaining traction as a potential standout in global markets.

This shift is driven by a wave of structural reforms and international support that together signal increasing investor confidence in Argentina's long-term potential:

- Moody's Investors Service recently upgraded Argentina's long-term foreign and local currency issuer ratings from Ca to Caa3, the first such upgrade in five years, and shifted the outlook from "stable" to "positive." This reflects the government's successful fiscal and monetary adjustments, which have stabilized the economy and reduced the likelihood of a sovereign default.

- Currency liberalization is underway, with Argentines buying dollars in response to the lifting of longstanding capital controls—a shift reported by Bloomberg that reflects a more market-oriented environment.

- The IMF projects a strong rebound for Argentina's economy, and Bank of America recently recommended investing in pesos, highlighting improving fundamentals and greater global institutional confidence.

- The U.S. military is now positively entrenched with Argentina, marked by recent high-level visits from defense leadership and the expansion of bilateral cooperation across both security and economic initiatives. This level of strategic alignment not only deepens Argentina's international credibility—it also reinforces long-term investor confidence in the country's stability and trajectory.

- The U.S. has signaled openness to supporting Argentina with a credit line, further reinforcing confidence from global financial institutions.



GLOBAL SENTIMENT IS SHIFTING. MOODY'S UPGRADE, IMF OPTIMISM, AND U.S.-ARGENTINA COOPERATION POINT TO GROWING INTERNATIONAL CONFIDENCE IN ARGENTINA'S FUTURE.

Real Estate Market Accelerates Amid Asset Amnesty

One of the most notable developments is the Argentine government's announcement of a new Asset Amnesty Program ("Mega Blanqueo"), which would allow individuals to declare previously unreported assets—both domestic and international—by paying a reduced tax penalty. Though full implementation details are still pending, the program is already having a noticeable impact on the real estate market:

- Real estate inquiries in Argentina have doubled in the past week, signaling strong anticipation of near-term price appreciation.

- According to Ámbito Financiero, analysts are projecting price increases of up to 20% before the end of the year as liquidity returns to the market.

- The amnesty program is expected to channel previously undeclared capital into property transactions and new developments, particularly those in high-demand or early-stage phases.

- Credit is returning to the economy, with 0% interest loans now being offered for new vehicle purchases—an encouraging signal of restored access to consumer financing.

- The recent return of mortgage lending—after years of dormancy—adds further momentum to the sector, making property ownership more accessible and boosting transaction volumes.

With substantial development-ready land and built assets at Algodon Wine Estates and Algodon Mansion, Gaucho Holdings is strategically positioned to participate in and help shape this next chapter of growth in Argentina's real estate sector.



WITH DEMAND SURGING AND PRICES EXPECTED TO RISE UP TO 20%, WE BELIEVE GAUCHO'S REAL ESTATE ASSETS ARE MORE RELEVANT THAN EVER.

At Gaucho Holdings, we’ve been investing in Argentina for over a decade—through volatility, reform, and recovery—and we feel confident in saying "we know Argentina." While we were early to recognize Argentina’s potential, we believe the sweet spot is now.

With reforms accelerating, credit returning, and global sentiment shifting, we are stepping forward just as the world begins to appreciate what we’ve long believed: Argentina is poised for something big. As we emerge from Chapter 11 on June 2, we’re excited not only about building long-term value, but also about activating a new chapter of visibility and engagement.

Stay tuned—there’s more coming. We’ll soon be hosting a series of exclusive events across the U.S. and internationally, including wine tastings, new blend previews, with a possible investor reception at the Argentine Consulate in New York City and the Argentina Embassy in London. Everyone in our community will receive an invitation.

We look forward to sharing this next phase with you.

Sincerely,



Scott L. Mathis Founder,
Chief Executive Officer and Chairman of the Board of Directors
smathis@gauchoholdings.com
www.GauchoHoldings.com

Cautionary Note Regarding Forward-Looking Statements

The information discussed in this statement includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein concerning, among other things, changes to exchange rates and their impact on the Company, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and are not (and should not be considered to be) guarantees of future performance. Refer to our risk factors set forth in our reports filed on Edgar. The Company disclaims any obligation to update any forward-looking statement made here.